Exhibit 10.4

AMENDMENT NO. 2

TO THE

SECOND AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF BRIGHTVIEW PARENT, L.P.

, 2018

This AMENDMENT NO. 2 (“Amendment No. 2”) to the Second Amended and Restated Limited Partnership Agreement, dated as of June 30, 2014 (the “Agreement”) of BrightView Parent, L.P., a Delaware limited partnership (the “Partnership”), as amended by Amendment No. 1 to the Second Amended and Restated Limited Partnership Agreement of BrightView Parent, L.P., dated as of July 6, 2016, is made as of the date first written above by BrightView GP I, LLC, a Delaware limited liability company (formerly known as Brickman GP, LLC), as general partner of the Partnership (the “General Partner”). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement.

W I T N E S S E T H:

WHEREAS, BrightView Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of the Partnership (“BrightView Holdings”), is undertaking an Initial Public Offering and shall be deemed the IPO Corporation under the Agreement;

WHEREAS, the General Partner, pursuant to Section 4.6 of the Agreement, is obligated to ensure that each of the Limited Partners receives shares (or other equity securities) in connection with such Initial Public Offering with substantially equivalent economic interest, governance, priority and other rights and privileges as such Limited Partner has with respect to its Units immediately prior to such Initial Public Offering (except any rights that terminate pursuant to the Agreement upon, or otherwise in connection with, an Initial Public Offering);

WHEREAS, the General Partner, pursuant to Section 4.6 of the Agreement, has the authority to effect an IPO Conversion, which shall provide for the distribution of IPO Corporation Shares to, and the issuance of IPO Options to, all Limited Partners;

WHEREAS, the General Partner, pursuant to Section 16.5 of the Agreement, has the authority to amend, modify, supplement or restate the Agreement, without the consent or approval of the other Partners, in its sole discretion, subject to certain limitations;

WHEREAS, each Limited Partner, pursuant to Section 4.6 of the Agreement, has agreed to cooperate with the General Partner in connection with an Initial Public Offering and to take all such actions as may reasonably be required by the General Partner in connection therewith to effect, or cause to be effected, such Initial Public Offering;

WHEREAS, pursuant to Section 13.1 of the Agreement, the General Partner has the authority to determine that the Partnership shall be dissolved;

WHEREAS, the General Partner has determined, pursuant to its authority under Sections 4.6 and 13.1 of the Partnership, that is necessary and appropriate to dissolve the Partnership reasonably promptly after the completion of the IPO Conversion and the Initial Public Offering;

WHEREAS, the General Partner has determined that it is necessary and appropriate to enter into this Amendment No. 2 in connection with the Initial Public Offering and the IPO Conversion in order to ensure that each of the Limited Partners receives shares (or other equity securities) of BrightView Holdings in connection with such Initial Public Offering with substantially equivalent economic interest, governance, priority and other rights and privileges as such Limited Partner has with respect to its Units immediately prior to such Initial Public Offering (except any rights that terminate pursuant to the Agreement upon, or otherwise in connection with, an Initial Public Offering); and

WHEREAS, BrightView Holdings has determined that is necessary and appropriate for it to become a party to the Agreement in connection with the Initial Public Offering and the IPO Conversion.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration acknowledged hereby, the undersigned agrees as follows:

1. Amendment to Article X. The Agreement is hereby amended by adding a Section 10.7 to read as follows:

“Section 10.7. Continuation of Rights of Limited Partners Following an Initial Public Offering.

(a) The Agreement shall survive each of (i) an IPO Conversion undertaken pursuant to Section 4.6 of the Agreement and (ii) the dissolution, winding-up and termination of the Partnership pursuant to Section 13.1 of the Agreement (the “Dissolution”), subject to the terms and conditions set forth in the Agreement and this Section 10.7.

(b) At the IPO Effective Date, the IPO Corporation shall become a party to the Agreement by execution of Amendment No. 2.

(c) All references to the “Partnership” in the Surviving Provisions shall be deemed to refer to the IPO Corporation.

(d) All references to the “General Partner” in the Surviving Provisions shall be deemed to refer to the board of directors of the IPO Corporation.

(e) All references to a “Limited Partner” or the “Limited Partners” in the Surviving Provisions shall also be deemed to reference a “Stockholder” or the “Stockholders,” respectively.

(f) In connection with, and effective upon, the IPO Effective Date, other than the Surviving Provisions, all other Articles and Sections in the Agreement shall terminate and shall have no further effect; provided however that the General Partner shall have the authority to provide for the prompt completion of each of the IPO Conversion, the Initial Public Offering and the Dissolution and shall enjoy all of the powers, rights and privileges of the General Partner in furtherance of such actions, as if no such amendments shall have be made or become effective.”

2. Definitions. The following definitions shall be added in proper alphabetical order:

(a) “Amendment No. 2” means the Amendment No. 2 to the Agreement, dated                , 2018 by BrightView GP I, LLC, as general partner of the Partnership.

(b) “IPO Effective Date” means the time at which a registration statement of the IPO Corporation relating to an Initial Public Offering has been declared effective by the SEC.

(c) “Stockholders” means any Person a party to the Agreement following the IPO Effective Date (other than the IPO Corporation).

(d) “Surviving Provisions” means Articles I, IV (excluding Section 4.4) and XV and Sections 10.4, 10.5, 10.6, 16.2, 16.3, 16.4, 16.5, 16.6, 16.7, 16.10, 16.11 and 16.12 of the Agreement and any additional provisions necessary to give effect to the foregoing Articles and Sections (including any definition applied to such Article or Section).

3. Ratification and Confirmation of the Agreement. Except as so modified pursuant to this Amendment No. 2, the Agreement is hereby ratified and confirmed in all respects, the other terms and provisions of the Agreement shall not be affected by this Amendment No. 2, and the Agreement shall continue in full force and effect as amended hereby, notwithstanding the subsequent Dissolution.

4. Governing Law. This Amendment No. 2 shall be construed in accordance with and governed by the Act and the other laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the General Partner has caused this Amendment No. 2 to be executed as of the date first above written.

GENERAL PARTNER:

BrightView GP I, LLC

By:
Name:
Title:

BrightView Holdings, Inc., a Delaware corporation, hereby agrees to become a party to the Agreement, as modified by this Amendment No. 2, and otherwise agrees to be bound in accordance with this Amendment No. 2.

BrightView Holdings, Inc.

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Second A&R LPA of BrightView Parent L.P.]